            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------        -----------------------------------


                            GIVE THE TAXPAYER
                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
---------------------------------------------
1. An individual's account  The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable    The grantor-
   savings trust account    trustee(1)
   (grantor is also
   trustee)
b. So-called trust account  The actual
   that is not a legal or   owner(1)
   valid trust under State
   law
5. Sole proprietorship      The owner(3)
9. A valid trust, estate,   The legal entity
   or pension trust         (Do not furnish
                            the identifying
                            number of the
                            personal
                            representative
                            or trustee
                            unless the legal
                            entity itself is
                            not designated
                            in the account
                            title.)(4)
---------------------------------------------

                            GIVE THE TAXPAYER
                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
 7. Corporate account       The corporation
 8. Religious, charitable,  The organization
    or educational
    organization account
 9. Partnership account     The partnership
10. Association, club, or   The organization
    other tax-exempt
    organization
11. A broker or registered  The broker or
    nominee                 nominee
12. Account with the        The public
    Department of           entity
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Note: Section references are to the Internal Revenue Code unless otherwise noted.

Obtaining a Number
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees and Payments Exempt from Backup Withholding
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.
(1) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
(2) The United States or any of its agencies or instrumentalities.
(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(5) An international organization or any of its agencies or instrumentalities.
(6) A corporation.
(7) A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
Payments of interest that generally are exempt from backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payor.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments of mortgage interest to you.
Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder. Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                               OFFER TO EXCHANGE

             11 1/4% Senior Subordinated Notes Due 2008, Series B
                          For Any and All Outstanding
                  11 1/4% Senior Subordinated Notes Due 2008

                                      of

                              FOUNTAIN VIEW, INC.

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON FEBRUARY 22, 1999, UNLESS EXTENDED. TENDERS OF 11 1/4% SENIOR SECURED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


                                                              February __, 1999

To Our Clients:

  Enclosed for your consideration is the Prospectus dated February __, 1999 (the "Prospectus") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") of Fountain View, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes") for each $1,000 principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes").

  Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Prospectus.

  WE ARE THE REGISTERED HOLDER OF OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OUTSTANDING NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish us to tender any or all such Outstanding Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON FEBRUARY 22, 1999 (the "Expiration Date"), UNLESS EXTENDED. Outstanding Notes tendered pursuant to the Exchange Offer may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.

  Your attention is directed to the following:

    1. The Exchange Offer is for the entire aggregate principal amount of Outstanding Notes.

    2. Consummation of the Exchange Offer is conditioned upon the conditions set forth in the Prospectus under the caption "The Exchange Offer--Certain Conditions to the Exchange Offer."

    3. Tendering holders may withdraw their tender at any time until the Expiration Date.

    4. Any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

    5. The Exchange Offer is not being made to (nor will the surrender of Outstanding Notes for exchange be accepted from or on behalf of) holders of Outstanding Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

    6. The acceptance for exchange of Outstanding Notes validly tendered and not be validly withdrawn and the issuance of Exchange Notes will be made as promptly as practicable after the Expiration Date. However, subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company expressly reserves the right to delay acceptance of any of the Outstanding Notes or to terminate the Exchange Offer and not accept for purchase any Outstanding Notes not theretofore accepted if any of the conditions set forth in the Prospectus under the caption "Certain Conditions of the Exchange Offer" shall not have been satisfied or waived by the Company.

    7. The Company expressly reserves the right, in its sole discretion, (i) to delay accepting any Outstanding Notes, (ii) to extend the Exchange Offer, (iii) to amend the terms of the Exchange Offer or (iv) to terminate the Exchange Offer. Any delay, extension, amendment or termination will be followed as promptly as practicable by oral or written notice to the Exchange Agent and the Company will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Except as otherwise provided in the Prospectus, withdrawal rights with respect to Outstanding Notes tendered pursuant to the Exchange Offer will not be extended or reinstated as a result of an extension or amendment of the Exchange Offer.

    8. Consummation of the Exchange Offer may have adverse consequences to non-tendering Outstanding Note holders, including that the reduced amount of Outstanding Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Outstanding Notes.

  If you wish to have us tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows:

                    INSTRUCTIONS REGARDING THE EXCHANGE OF

             11 1/4% Senior Subordinated Notes Due 2008, Series B
                          For Any and All Outstanding
                  11 1/4% Senior Subordinated Notes Due 2008

                                      of

                              FOUNTAIN VIEW, INC.

TO REGISTERED HOLDER AND/OR PARTICIPANTS OF
THE BOOK-ENTRY TRANSFER FACILITY

  THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF THE COMPANY.

  THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


 Box 1 [_] Please tender the Outstanding Notes held by you for my account, as indicated below.

 Box 2 [_] Please do not tender any Outstanding Notes held by you for my account.

 The aggregate face amount of the Notes held by you for the account of the
 undersigned is [fill in amount]: $    of the 11 1/4% Senior Subordinated
 Notes due 2008.

 With respect to the Exchange Offer, the undersigned hereby instructs you [check appropriate box]:

 [_]To TENDER the following Notes held by you for the account of the undersigned [insert principal amount of notes to be tendered if any]:
    $    .

 [_]NOT TO TENDER any Notes held by you for the account of the undersigned.

 Date:       , 1999                       ____________________________________

                                          ____________________________________
                                          Signature(s)

 Principal Amount of Outstanding Notes to be Tendered: $    * (must be in the
 principal amount of $1,000 or an integral multiple thereof)

 ____________________________________

 ____________________________________     ____________________________________
 Please print name(s) here                Taxpayer Identification or Social
                                           Security Number


 ____________________________________
                                          ____________________________________


 ____________________________________
 Area code and Telephone Number           ____________________________________
                                          My Account Number with You

* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OUTSTANDING NOTES OF SUCH BENEFICIAL OWNER(S).

  If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of [fill in state]
    , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in noaction letters that are discussed in the section of the Prospectus entitled "Plan of Distribution," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

  [_]Check this box if the Beneficial Owner of the Notes is a Participating
     Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO ROBERT M. SNUKAL, CHIEF EXECUTIVE OFFICER OF THE COMPANY, VIA FACSIMILE: (310) 571-0365.

                               OFFER TO EXCHANGE

             11 1/4% Senior Subordinated Notes Due 2008, Series B
                          For Any and All Outstanding
                  11 1/4% Senior Subordinated Notes Due 2008

                                      of

                              FOUNTAIN VIEW, INC.

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON FEBRUARY 22, 1999, UNLESS EXTENDED. TENDERS OF 11 1/4% SENIOR SUBORDINATED NOTES
 DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

  We have been appointed by Fountain View, Inc., a Delaware corporation (the "Company"), to act as the Exchange Agent in connection with the offer (the "Exchange Offer") of the Company to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008, Series B for each $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated February __, 1999 (the "Prospectus") and in the related Letter of Transmittal and the instructions thereto (the "Letter of Transmittal").

  Enclosed herewith are copies of the following documents:

    1. The Prospectus;

    2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

    3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined);

    4. A form of letter which may be sent to your clients for whose account you hold the Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

    5. A return envelope addressed to the Exchange Agent.

  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON FEBRUARY 22, 1999 (THE "EXPIRATION DATE"), UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

  The Company will not pay any fees or commission to any broker or dealer or other person (other than to the Exchange Agent) for soliciting tenders of the Notes pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

                                          Very truly yours,

                                          STATE STREET BANK AND TRUST COMPANY
                                           OF CALIFORNIA, N.A.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.